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                             UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

                              FORM 8-K/A

                           Current Report
                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

Date of report (date of earliest event reported):  September 5, 2000


 TECHNOLOGY FUNDING VENTURE PARTNERS IV, AN AGGRESSIVE GROWTH FUND, L.P.
 -----------------------------------------------------------------------
          (Exact name of Registrant as specified in its charter)

                      Commission File No. 814-55

          Delaware                             94-3054600
-------------------------------     ---------------------------------
(State or other jurisdiction of    (I.R.S. Employer Identification No.)
incorporation or organization)

2000 Alameda de las Pulgas, Suite 250
San Mateo, California                                            94403
---------------------------------------                       --------
(Address of principal executive offices)                     (Zip Code)

                              (650) 345-2200
             --------------------------------------------------
            (Registrant's telephone number, including area code)

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Item 4.  Changes in Registrant's Certifying Accountant.

The Partnership has received a letter from KPMG LLP dated September 20, 2000 in response to its request that KPMG LLP furnish a letter stating whether or not they agree with the statements made in our Form 8-K filed on September 12, 2000. The letter which is included in Item 7 below contains the following factual errors:

As to Paragraph 2, Sentence 1: KPMG LLP was not precluded from completing its review of the unaudited June 30, 2000 financial statements. In fact, the Partnership, on its own initiative, engaged an independent third party to provide guidance to the Managing General Partners regarding the Partnership's Valuation Policy. That report was available in a draft form on Saturday, August 12, 2000 and in final, signed form including the specific reference allowing KPMG LLP to rely on said report on August 14, 2000. As detailed below, the Managing General Partners responded fully to all requests for documentation and, in fact, have made documentation available to KPMG LLP so that the review could be completed.

As to Paragraph 2, Sentence 2: At no time prior to Saturday, August 12, 2000, did KPMG LLP inform us that they would require any evidential material from any independent third party in order to complete their review of the June 30, 2000 financial statements. Contrary to the statement in KPMG LLP's letter, the oral advice was that an independent appraisal would be required if KPMG LLP were asked to perform an interim audit related to a proposed transaction which would require audited financial statements to be included in an SEC filing. This oral advice was not related in any way to the review of the June 30, 2000 financial statements.

As to Paragraph 2, Sentences 3, 4, 5 and 6: During conference calls on August 8 and 10, 2000 which included the KPMG LLP engagement partners as well as other KPMG LLP partners, we identified and listed the credentials of the independent third party retained by the Partnership and described the nature of the documentation to be obtained from independent third parties which documentation would be one of the factors the Managing General Partners would rely upon in valuing securities in good faith as of June 30, 2000. While we believe the documentation adequately supports the fair values determined by the Managing General Partners, at no time did we represent to KPMG LLP that it would constitute adequate documentation for their purposes since they had made no request prior to August 12, 2000 for any evidential material from any independent third party in order to complete their review of the June 30, 2000 financial statements. Since no documentation had been requested by KPMG LLP for their use, the original terms of our engagement with the third party prevented us from distributing their report to anyone other than the Managing General Partners and Independent General Partners of the Partnership. In an effort to be responsive to KPMG LLP's August 12, 2000 request, KPMG LLP's partner on site was immediately given the opportunity to review the draft report. As described in the Form 8-K filed on September 12, 2000, the terms of our engagement with the third party were revised in order to respond to KPMG LLP's request made on August 12, 2000 and the report, which does not differ in substance or conclusion from the draft read by the KPMG LLP partner prior to our 10-Q filing except to include a statement that KPMG LLP could rely on said report, was issued in final form on August 14, 2000.

As to Paragraph 2, Sentence 9: On August 12, 2000, when the KPMG LLP partner informed the Partnership's Controller that they would not be able to complete the review unless the final signed version of the report was received with the statement that KPMG LLP could rely on that report, the Controller asked the KPMG LLP partner what the consequences would be of their not completing the review. He stated that there were none other than that they would be unable to issue a report on the review until they had the independent third party's draft report in a final form which was acceptable to them. The terms of KPMG LLP's quarterly review engagement did not call for the issuance of a report. He further stated that in the event we decided we would need a report, they would be able to issue one when the independent third party's final report was made available to them. At no time on August 12, 2000, did the KPMG LLP partner inform the Controller, or anyone else affiliated with the Managing General Partners, that the non-completion of the review would result in either a reportable event under Regulation S-K or in their resignation. On August 31, 2000, we asked KPMG LLP whether there was a disagreement or reportable event which should be addressed in the Form 8-K; the KPMG LLP partner stated that he didn't know at that time. On September 5, 2000, the KPMG LLP partner informed us that they believed there was no disagreement but the non-completion of the quarterly review constituted a reportable event.

As to Paragraph 3, Sentence 2: KPMG LLP did not indicate in the August 30, 2000 conversation that they would complete the June 30, 2000 review prior to resigning. In fact, the documentation requested on August 12, 2000 has been offered to them and they have refused to complete the review.

There was, however, discussion on August 30, 2000 of one uncompleted matter which KPMG LLP agreed to complete. That project is ongoing and is expected to be completed within the next two weeks. In connection with their engagement as our independent accountants in 1999, they were to complete the three security counts required by Rule 17f-2 (f) of the Investment Company Act of 1940. On August 22, 2000, we were provided their reports on the 1999 security counts and learned that they had
performed only two of the required three counts during 1999.   On August
30, 2000, as well as several occasions previously, KPMG LLP had promised to determine how to remedy their failure to perform three counts and what filings, if any, might be required. To date, they have not informed us of their conclusions.



Item 7.  Exhibits

	Exhibit No.     Description
     -----------     -----------

16 Letter from KPMG LLP dated September 20, 2000.

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                        SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        Technology Funding Venture Partners IV,
                        An Aggressive Growth Fund, L.P.

                        By:  Technology Funding Inc.
                             Technology Funding Ltd.
                             Managing General Partners

Date:  September 25, 2000  By: /s/ Charles R. Kokesh
                               ---------------------
                                   Charles R. Kokesh
                                   President, Chief Executive Officer,
                                   Chief Financial Officer and Chairman
                                   of Technology Funding Inc. and
                                   Managing General Partner of
                                   Technology Funding Ltd.


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                                Exhibit 16


                         [LETTERHEAD OF KPMG LLP]


September 20, 2000


United States Securities and
 Exchange Commission
Washington, DC 20549

Re:	Technology Funding Venture Partners IV,
     An Aggressive Growth Fund, L.P.

Ladies and Gentlemen:

We were previously principal accountants for Technology Funding Venture Partners IV, An Aggressive Growth Fund, L.P., and, under date of March 29, 2000, we reported on the financial statements of Technology Funding Venture Partners IV, An Aggressive Growth Fund, L.P. as of and for the years ended December 31, 1999 and 1998. On September 1, 2000, we resigned. We have read Technology Funding Venture Partners IV, An Aggressive Growth Fund, L.P.'s ("the Fund") statements included under
Item 4 of its Form 8-K dated September 12, 2000, and we agree with such statements, except that we are not in a position to agree or disagree with Item 4(a)(iii) and except for certain matters included within Item 4(a)(v). We believe the following is a more accurate description of the events leading to the resignation of KPMG LLP.

KPMG LLP was precluded from completing its review of the unaudited June 30, 2000 financial statements included in the Registrant's 10-Q filing on August 14, 2000. On or about late July or early August 2000, KPMG LLP orally advised the Fund's Managing General Partners that KPMG LLP would be unable to complete its review of the unaudited June 30, 2000 financial statements unless KPMG LLP was provided with competent evidential material from an independent third party supporting the valuation of the investments reflected in the Fund's unaudited financial statements for the period ended June 30, 2000. On or about August 11, 2000, KPMG LLP was advised by the Managing General Partners of the Fund that they were expecting documentation from an independent third party which the Managing General Partners of the Fund believed would constitute sufficient competent evidential material to support the valuation of the investments reflected in the Fund's unaudited financial statements for the period ended June 30, 2000. On August 12, 2000, a KPMG LLP partner was provided a document, purporting to be a draft report from an independent third party, which the Managing General Partners' Controller stated constituted the requested support. Although KPMG LLP had been previously orally advised of the identity of the third party, the document presented to the partner appeared to be in draft format, was not presented on pre-printed stationery, and did not have a signature block or otherwise disclose the identity of the preparer. Additionally, the draft report indicated that its distribution and reliance upon it was restricted to the addressee. The Managing General Partners' Controller stated that KPMG LLP could not copy the draft report. The KPMG LLP partner informed the Managing General Partners' Controller that if the Fund wished KPMG LLP to consider this document as an independent third party's support for the Fund's valuation of investments, the report would have to be finalized, printed on the third party's stationery, duly executed and the report could not be restricted. The KPMG LLP partner did not state whether the report, if finalized, would be sufficient evidence to allow KPMG LLP to complete its review. KPMG LLP was not provided a final signed report prior to the Registrant filing its Form 10-Q for the period ended June 30, 2000. On August 14, 2000, KPMG LLP issued a letter to the Registrant stating that KPMG LLP had been unable to complete the review of the Registrant's unaudited June 30, 2000 financial statements.

On August 30, 2000, KPMG LLP advised the Registrant that upon further consideration, the Fund's Managing General Partners would have to provide KPMG LLP appraisals by an independent third party for each significant investment to support the valuation of investments reflected in the Fund's June 30, 2000 unaudited financial statements in order for KPMG LLP to complete its review. KPMG LLP also advised the Managing General Partners of the Fund on that date orally of its intent to resign as the Fund's independent accountant subsequent to the completion of its review of the Fund's unaudited June 30, 2000 financial statements. The Fund indicated its intent to engage successor accountants. KPMG LLP subsequently issued a letter resigning as independent accountants for the Fund.

Very truly yours,

/s/ KPMG LLP
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    KPMG LLP